Registration No. _____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         NATIONAL PENN BANCSHARES, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Pennsylvania                                     23-2215075
--------------------------------                       -----------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

Philadelphia and Reading Avenues
    Boyertown, Pennsylvania                                   19512
--------------------------------                       -----------------
     (Address of Principal                                 (Zip Code)
      Executive Offices)


        National Penn Bancshares, Inc. Officers' and Key Employees' Stock
                                Compensation Plan
                            (Full title of the Plan)

                                Wayne R. Weidner
                               President and Chief
                                Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 369-6130
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                          H. Anderson Ellsworth, Esquire
                          Jay W. Waldman, Esquire
                          Ellsworth, Carlton & Waldman, P.C.
                          1105 Berkshire Boulevard
                          Suite 320
                          Wyomissing, PA  19610
                          (610) 374-1135

                         CALCULATION OF REGISTRATION FEE

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                             Proposed     Proposed
 Title of       Amount       maximum      maximum      Amount of
securities       to be       offering    aggregate   registration
  to be       registered      price       offering        fee
registered    (1)           per share(2)   price
-------------------------------------------------------------------

Common        1,000,000      $22.325     $22,325,000     $5,581.25
Stock         shares
(without      (with Rights)
par value)
(and associated
Stock Purchase
Rights) (3)
-------------------------------------------------------------------

(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), based on the average of the high and low sale prices of the Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market on May 1, 2001.

(3) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

   INCORPORATION BY REFERENCE OF EFFECTIVE REGISTRATION STATEMENT ON FORM S-8

         This Registration Statement registers shares of Common Stock of National Penn Bancshares, Inc. (the "Registrant") in addition to those registered on Registration Statement No. 333-27103 on Form S-8 previously filed by the Registrant and effective under the Securities Act of 1933. Registration Statement No. 333-27103 relates to the same employee benefit plan as this Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-27103 are incorporated herein by reference, except as revised herein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters in connection with the Plan have been passed upon for the Registrant by the law firm of Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania. As of April 30, 2001, attorneys in the law firm of Ellsworth, Carlton & Waldman, P.C. own, directly or indirectly, a total of 6,786 shares of the Registrant's common stock.

Item 8.  Exhibits.
         --------

         4.1 Officers' and Key Employees' Stock Compensation Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

         4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated August 21, 1999).

         4.3 Articles of Incorporation of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1998).

         4.4 Bylaws of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

         5 Opinion re: Legality and Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant.

         23.1     Consent of Grant Thornton LLP.

         23.2 Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5).

         24       Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 25th day of April, 2001.

                                  NATIONAL PENN BANCSHARES, INC.
                                  (Registrant)


                                  By   /s/ Wayne R. Weidner
                                    ----------------------------
                                           Wayne R. Weidner,
                                           President and Chief
                                           Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                       Title

/s/Gary L. Rhoads          Treasurer                        April 25, 2001
-------------------------  (Principal Financial
Gary L. Rhoads             and Accounting Officer)


/s/John H. Body            Director                         April 25, 2001
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr.  Director                         April 25, 2001
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige      Director                         April 25, 2001
-------------------------
Frederick H. Gaige


/s/John W. Jacobs          Director                         April 25, 2001
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.   Director and                     April 25, 2001
-------------------------   Chairman
Lawrence T. Jilk, Jr.


/s/Frederick P. Krott      Director                         April 25, 2001
-------------------------
Frederick P. Krott

/s/Patricia L. Langiotti   Director                         April 25, 2001
-------------------------
Patricia L. Langiotti


/s/Robert E. Rigg          Director                         April 25, 2001
-------------------------
Robert E. Rigg


/s/C. Robert Roth          Director                         April 25, 2001
-------------------------
C. Robert Roth


/s/Wayne R. Weidner        Director, President              April 25, 2001
-------------------------   and Chief Executive
Wayne R. Weidner            Officer (Principal
                            Executive Officer)

                                  EXHIBIT INDEX

Exhibit

         4.1 Officers' and Key Employees' Stock Compensation Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

         4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated August 21, 1999).

         4.3 Articles of Incorporation of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1998).

         4.4 Bylaws of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

         5 Opinion re: Legality and Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant.

         23.1     Consent of Grant Thornton LLP.

         23.2 Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5).

         24       Power of Attorney.